UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT
               Filed Pursuant to Section 13 OR 15(d) of
                  THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  August 31, 1995




                       ORION PICTURES CORPORATION
        (Exact name of registrant as specified in its charter)




          Delaware                  1-5979                13-1680528
(State or other jurisdiction   (Commission File   (IRS Employer Identification
       of incorporation)            Number)                 Number)



                        1888 Century Park East
                    Los Angeles, California  90067
               (Address of principal executive offices)



Registrant's telephone number, including area code:  (310) 282-0550


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Item 5.   OTHER EVENTS


          On September 1, 1995, Orion Pictures Corporation ("Orion"),

disseminated a press release announcing that as of August 31, 1995, it had not satisfied certain mandatory minimum payment amounts under the indentures pursuant to which Orion's Talent Notes due March 1, 1999

("Talent Notes") and Orion's Creditor Notes due March 1, 1999 ("Creditor

Notes") were issued.  As previously announced, Orion has signed a definitive merger agreement to combine with The Actava Group Inc.,

Metromedia International Telecommunications, Inc. and MCEG Sterling

Incorporated to form a new entity, Metromedia International Group, Inc.

It is a condition to the consummation of the merger agreement that substantially all of Orion's indebtedness, including the Talent Notes and the Creditor Notes be refinanced in full.  Orion is currently in negotiations with a major commercial bank to provide financing to refinance Orion's indebtedness.  In addition to the refinancing of

Orion's indebtedness, the consummation of the merger remains subject to a number of conditions precedent, including shareholder approval and certain other customary conditions.  The press release is filed as an exhibit to this Report.



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                             Page 3



Item 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS


     (c)  The following are exhibits to this Report and are filed herewith:

          Exhibit 99     Press Release dated September 1, 1995,

                         announcing that Orion had not satisfied certain

                         mandatory minimum payment amounts under the

                         indentures pursuant to which its Talent Notes

                         due March 1, 1999 and its Creditor Notes due

                         March 1, 1999 were issued.





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                            SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         ORION PICTURES CORPORATION
                         (Registrant)



                         By: /S/  JOHN W. HESTER
                            ------------------------
                            John W. Hester
                            Executive Vice President
                            and General Counsel



Dated:  September 7, 1995


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                             EXHIBIT INDEX

                      ORION PICTURES CORPORATION

                      Current Report on Form 8-K
                         Dated August 31, 1995



EXHIBIT NO.                   DESCRIPTION

99 Press Release dated September 1, 1995, announcing that Orion had not satisfied certain mandatory minimum payment amounts under the indentures pursuant to which its Talent Notes due March 1, 1999 and its Creditor Notes due March 1, 1999 were issued.